UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 290-2772

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Unit Purchase Agreement

On July 1, 2009, TC PipeLines, LP (the “Partnership”), entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with TransCan Northern Ltd. (“TransCan Northern”) to sell 2,609,680 newly issued, unregistered common units representing limited partner interests in the Partnership to TransCan Northern at a price per common unit of $30.042 for an aggregate amount of approximately $78.4 million (the “Offering”).  The Offering closed on July 1, 2009.  TransCan Northern is an indirect, wholly-owned subsidiary of TransCanada Corporation (“TransCanada”), which is the ultimate parent company of TC PipeLines GP, Inc., the sole general partner of the Partnership (the “General Partner”).  The Offering was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

The Partnership used the net proceeds from the Offering to fund a portion of the cash consideration for the Partnership’s previously announced acquisition of the 100% interest in North Baja Pipeline, LLC, which also closed on July 1, 2009 (the “Acquisition”).

Pursuant to the Purchase Agreement, the Partnership agreed to indemnify TransCan Northern and its officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by the Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Exchange Agreement

On July 1, 2009, the Partnership entered into an Exchange Agreement (the “Exchange Agreement”) with the General Partner pursuant to which the Partnership issued to the General Partner revised incentive distribution rights (the “Revised IDRs”) and 3,762,000 newly issued, unregistered common units representing limited partner interests in the Partnership in exchange for the cancellation of the incentive distribution rights available to the General Partner (the “Old IDRs”) under the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Transaction”).

The Revised IDRs provide for distribution levels at two per cent, down from the distribution levels of the Old IDRs at 50 per cent.  The distribution levels of the Revised IDRs increase to 15% and are capped at 25% when quarterly distributions increase to $0.81 and $0.88 per common unit or $3.24 and $3.52 per common unit on an annualized basis, respectively.  The quarterly distribution level of the Old IDRs was $0.705 per common unit or $2.82 on an annualized basis.

The issuance of the common units pursuant to the Exchange Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified by the Exchange Agreement, which is attached as Exhibit 10.2 to this Form 8-K.

Second Amended and Restated Agreement of Limited Partnership

As part of the Exchange Agreement, the Partnership’s Amended and Restated Agreement of Limited Partnership was amended and restated effective as of July 1, 2009 to: (i) eliminate the Old IDRs and replace them with the Revised IDRs as described above, (ii) eliminate outdated provisions, (iii) incorporate all prior amendments and changes in one document and (iv) correct typographical errors.  The Second Amended and Restated Agreement of Limited Partnership dated July 1, 2009 (the “Second Amended LP Agreement”) replaces the Amended and Restated Agreement of Limited Partnership in its entirety.

The foregoing description of the Second Amended LP Agreement does not purport to be complete and is qualified by the Second Amended LP Agreement, which is attached as Exhibit 3.1 to this Form 8-K.

Relationships

As a result of the closing of the Acquisition, described below, and the transactions pursuant to the Purchase Agreement and Exchange Agreement, TransCanada and its affiliates own 17,084,831 common units, representing an aggregate 40.6% limited partner interest in the Partnership.  In addition, the general partner owns an aggregate two per cent general partner interest in the Partnership (and its subsidiary limited partnerships on a combined basis) through which it manages and operates the Partnership.  As a result, TransCanada’s aggregate ownership interest in the Partnership (and its subsidiary limited partnerships on a combined basis) is 42.6% by virtue of its indirect ownership of the general partner and 40.6% aggregate limited partner interest.

The conflicts committee of the board of directors of the General Partner, which is comprised entirely of independent directors, unanimously recommended approval by the board of directors of the Acquisition, the Offering, the Transaction and the terms of the Second Amended LP Agreement .  The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition, the Offering and the Transaction.  The board of directors of the General Partner unanimously approved the terms of the Acquisition, the Offering, the Transaction and the Second Amended LP Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2009, TC PipeLines Intermediate Limited Partnership (“TCILP”), a wholly-owned subsidiary of the Partnership, completed the acquisition of the 100% interest in North Baja Pipeline, LLC.  The Acquisition was made pursuant to the Agreement for Purchase and Sale of Membership Interest, dated May 19, 2009 (the “Acquisition Agreement”), between TCILP and Gas Transmission Northwest Corporation (“GTNC”), for an initial total purchase price of $271,272,459, subject to certain closing adjustments.

GTNC is an indirect, wholly-owned subsidiary of TransCanada, which is the ultimate parent company of the General Partner of the Partnership.  The purchase price of the Acquisition was determined through negotiations between the GTNC and the General Partner on behalf of TCILP.

The North Baja Pipeline System is an 80-mile natural gas pipeline that extends from Southwestern Arizona to a point on the California/Mexico border and connects with a natural gas pipeline system in Mexico.  North Baja consists of 30 and 36-inch diameter pipeline with a capacity of 600 million cubic feet per day and is underpinned by long-term contracts extending, on average, to 2026.

If GTNC completes an expansion of the pipeline from the Mexico/Arizona border to Yuma City, Arizona (the “Yuma Lateral”) by June 30, 2010, TCILP will pay GTNC up to an additional $10 million for the expansion, which amount shall be determined using a formula that is based on transportation service agreements to be entered into in connection with the expansion.

The Acquisition was financed through a combination of debt and equity.  The Partnership funded the Acquisition by (i) drawing approximately $170 million on the Partnership’s $250 million senior revolving credit facility, which previously had no outstanding borrowings, (ii) selling approximately $80 million in limited partner interests and general partner interests in the Partnership and in TCILP and (iii) using approximately $21.3 million in existing cash.  The sale of the Partnership and TCILP interests consisted of the (i) Offering described under Item 1.01 above, (ii) issuance of an additional general partner interest in the Partnership for $791,919 to the General Partner, which was required to maintain the General Partner’s 1% general partner interest in the Partnership, and (iii) issuance of an additional general partner interest in TCILP for $808,081 to the General Partner, which was required to maintain the General Partner's 1% general partner interest in TCILP.

The information set forth under Items 1.01 and 2.03 of this Form 8-K is incorporated by reference.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified by the Acquisition Agreement, which was attached as Exhibit 2.1 to TC PipeLines, LP’s Form 8-K filed May 20, 2009 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In conjunction with the Acquisition, the Partnership borrowed approximately $170 million pursuant to its Credit Agreement by and among the Partnership, SunTrust Bank and the other parties named therein as of February 13, 2007 (the “Credit Agreement”) to fund the balance of the purchase price of the Acquisition.

The terms of the Credit Agreement are described under Item 1.01 of TC PipeLines, LP’s Form 8-K filed February 13, 2007 and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Common Unit Purchase Agreement and the Exchange Agreement above is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Second Amended LP Agreement above is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The Partnership’s press release regarding the closing of the Acquisition and all other matters described above is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(d)           Exhibits.

2.1
Agreement for Purchase and Sale of Membership Interest, dated May 19, 2009, by and between Gas Transmission Northwest Corporation and TC PipeLines Intermediate Limited Partnership.  (Incorporated by reference to Exhibit 2.1 of TC PipeLines, LP’s Form 8-K filed May 20, 2009).

3.1	Second Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP, dated July 1, 2009.

10.1	Common Unit Purchase Agreement, dated July 1, 2009, by and between TC PipeLines, LP and TransCan Northern Ltd.

10.2	Exchange Agreement, dated July 1, 2009, by and between TC PipeLines, LP and TC PipeLines GP, Inc.

10.3
Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 13, 2007, among TC PipeLines, LP, SunTrust Bank, and other parties named therein.  (Incorporated by reference to Exhibit 10.1 of TC PipeLines, LP’s Form 8-K filed February 13, 2007).

99.1	Press Release dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP By: TC PipeLines GP, Inc., Its general partner
Date: July 1, 2009	By:	/s/ Amy W. Leong
Amy W. Leong
Principal Financial Officer and Controller